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                                                                Exhibit 10.2 (o)

July 19, 2000

Ms. Melissa Viglielmo
954 South Pine Creek Road
Fairfield, CT 06430

Dear Melissa,

We are pleased to offer you the position of Vice President - Strategy, Marketing and Communications, reporting to the CEO, G.M. O'Connell with a starting date expected to be on or about August 7, 2000.

The following outlines the specifics regarding your compensation, if you accept this position.

 .  Your annual base salary on your start date will be $220,000.

 . You will be eligible for a merit bonus that will be calculated using the standard methods similarly applied to other members of the management team, with a target bonus of 40% of your annual base salary. Such bonus is dependent upon your performance, the overall financial performance of Modem Media, and is at the discretion of Modem Media's senior management.

 .  Following your commencement of employment and pending approval of the Modem
   Media Compensation Committee, you will be eligible for a 50,000 stock option grant. The exercise price of the granted options will be the current fair market value on your date of grant and the options will vest over a three-year period with the first 33% vesting on one year from the grant date.

 .  You will be eligible for 4 weeks of paid vacation in each calendar year.

 . You will be allowed to be a member of the Board of Directors of an external company of organization as long as such company is not a competitor or client of Modem Media and that your acceptance of such position does not conflict with Modem's Conflict of Interest Policy.

 . Provided you begin your employment prior to August 8, 2000, you will be entitled to participate in the open enrollment of the Employee Stock Purchase Plan (ESPP) on August 10, 2000 provided participation is exercised within the outlined company enrollment period.

 . If your employment is terminated involuntarily by Modem Media other than for Cause, you will be paid the equivalent of 12 months of your then current base salary as severance.

 . If, within 18 months following a Change of Control, your employment is terminated involuntarily by Modem Media other than for Cause or by you for Good Reason, the options granted herein will immediately vest effective upon the date of termination.

 .  For purposes of this letter, "Change of Control" shall mean the occurrence of any one of the following events: (i) the consummation of a merger or consolidation of Modem
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   Media with any other corporation, other than a merger or consolidation which would result in the voting securities of Modem Media outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the total voting power represented by the voting securities of Modem Media or such surviving entity outstanding immediately after such merger or consolidation and (ii) the consummation of the sale or disposition by Modem Media of all or substantially all of Modem Media's assets, or (iii) any person (as such term is used in Sections 13(d) of the Securities Exchange Act of 1934, as amended) becomes the beneficial owner (as defined in Rule 13d-3 under said
   Act), directly or indirectly, of securities of Modem Media representing fifty percent (50%) or more of the total voting power represented by Modem Media's then outstanding voting securities (excluding any beneficial owner, as of the date of the grant, of at least 50% of the total voting power represented by Modem Media's outstanding voting securities).

 . For purposes of this letter, "Cause" shall mean (A) intentional misconduct in the performance of duties with Modem Media, (including violation of Modem Media's policies or agreements relating to noncompetition or confidentiality); (B) failure (other than due to Disability) to substantially perform the duties of one's job; (C) engaging in illegal conduct (other than any misdemeanor, traffic violation or similar misconduct) in connection with the performance of duties for Modem Media; or (D) commission of a felony.

 . For purposes of this letter, "Good Reason" shall mean a material reduction in your compensation or/and employee benefits; material reduction in your job responsibilities or position; or relocation of your work location by more than fifty (50) miles.

Melissa, we are looking forward to your joining Modem Media and playing a key role in our continued success. I am certain that the talents which you bring to the organization will prove instrumental in our future growth.

Best Regards,

/s/   Amy Nenner                      Accepted By:  /s/ Melissa Viglielmo
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VP, Human Resources